UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A-1

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2004

AUGUST TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

000-30637	41-1729485
(Commission File Number)	(IRS Employer Identification No.)

4900 West 78th Street Bloomington, Minnesota 55435
(Address of Principal Executive Offices) (Zip Code)

(952) 820-0080
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last reports

August Technology Corporation hereby amends Item 7 of its Current Report on Form 8-K dated July 27, 2004 to be Item 9.01 as follows:

Item 9.01.                                                  Financial Statements and Exhibits.

(a)                                 Financial statements of the businesses acquired:

It would be impracticable for the Company to provide the financial statements for Inspex, Inc. for the periods specified in Rule 3-05(b) of Regulation S-X at the time of filing of this Form 8-K.  The Registrant will file the required financial statements as soon as practicable, but not later than sixty days after the date on which this Form 8-K must be filed.

(b)                                Pro forma financial information:

It would be impracticable for the Company to provide the pro forma financial information required by Article 11 of Regulation S-X at the time of filing of this Form 8-K.  The Registrant will file the required pro forma financial information as soon as practicable, but not later than sixty days after the date on which this Form 8-K must be filed.

(c)                                 Exhibits:

2.1*         Asset Purchase Agreement with Inspex, Inc. dated June 23, 2004.  Upon request of the Commission, the Registrant agrees to furnish a copy of any of the exhibits and schedules to the Asset Purchase Agreement and identified therein.

99.1*       Press release dated July 28, 2004.

*Previously filed with original Form 8-K dated July 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2004

AUGUST TECHNOLOGY CORPORATION

	By:	/s/ SCOTT A. GABBARD
Scott A. Gabbard
Chief Accounting Officer and Vice President, Finance